UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010 (May 19, 2010)

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

 333-33182                                                                       05-0509802
      (Commission File Number)                                       (IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903
(Address of principal executive offices)

(401) 456-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2010, Bancorp Rhode Island, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 4,633,340 shares of the Company’s common stock outstanding as of the record date, 4,445,885 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to (i) elect four Class II directors to serve until 2013, (ii) approve an advisory (non-binding) proposal on the Company’s executive compensation, and (iii) ratify the appointment of KPMG LLP as independent auditors for the Company.  The voting results from the Meeting were as follows:

PROPOSAL 1—To elect four Class II Directors with terms expiring in 2013	For	Withhold
John R. Berger	3,928,954	138,838
Richard L. Bready	3,934,550	133,242
Michael E. McMahon	4,046,683	21,109
Pablo Rodriguez, M.D.	2,929,912	1,137,880

	For	Against	Abstain
PROPOSAL 2— To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation	4,396,409	42,970	6,506

	For	Against	Abstain
PROPOSAL 3— To ratify the appointment of KPMG LLP as independent auditors for the Company	4,431,852	11,891	2,142

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                      Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date: May 20, 2010	By:	/s/ Linda H. Simmons
Linda H. Simmons
Chief Financial Officer